UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 1, 2007 (July 26, 2007)

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0243150

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(502) 585-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
     On July 26, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Brown-Forman Corporation (the “Company”) approved targeted incentive compensation for performance periods beginning in fiscal 2008, as well as the goals on which such compensation will be based, for the individuals who constituted the Company’s Named Executive Officers for fiscal 2007.
     The incentive compensation plan, approved pursuant to the Company’s 2004 Omnibus Compensation Plan, establishes performance goals pursuant to which such officers may receive Short-Term (annual) and Long-Term compensation opportunities. Such opportunities at target are as follows:

	Short-Term	Long-Term	Total Incentive
	Opportunity at	Opportunity at	Opportunity at
Officer	Target	Target	Target
Paul Varga, Chief Executive Officer	$1,212,295	$2,051,858	$3,264,153
Phoebe A. Wood, Vice Chairman & Chief Financial Officer	$260,000	$600,000	$860,000
James L. Bareuther, Chief Operating Officer	$260,000	$625,000	$885,000
Owsley Brown*, Chairman	$452,705	$191,448	$644,153
Michael Crutcher*, Vice Chairman & General Counsel	$84,016	$168,033	$252,049
     * Mr. Brown will retire effective September 30, 2007 and Mr. Crutcher will retire effective August 31, 2007. For each of Mr. Brown and Mr. Crutcher, all incentive payments will be made in cash and target opportunities have been pro-rated to reflect the number of days to be worked in fiscal 2008 prior to retirement.
     Short-Term Opportunity at Target for each named executive officer will be paid in cash.
     For Mr. Varga, the Long-Term Opportunity at Target takes the form of performance-based restricted stock and a long-term cash opportunity based on Company performance for the performance period comprising fiscal 2008 through fiscal 2010.
     For each of the other named executive officers, the Long-Term Opportunity at Target will be awarded in a combination of stock-settled stock appreciation rights, performance-based restricted stock and a long-term cash opportunity for the performance period fiscal 2008 through fiscal 2010.

Description of Incentive Plan Elements
     The incentive compensation plan described above requires the Company to achieve certain threshold levels of adjusted operating income before any payments can be made. Target incentive compensation is paid for targeted levels of adjusted operating income attained, greater-than-target bonus is paid for higher levels of adjusted operating income attained and lower-than-target bonus is paid for lower levels of operating income attained. The maximum Short-Term Opportunity is capped at 200% of the target. The Long-Term Opportunity is uncapped. Stock-settled stock appreciation rights have a grant price equal to the closing market value of Brown-Forman Class B Common Stock on the grant date of July 26, 2007, have a term of ten fiscal years and cannot be exercised in the first three fiscal years. Restricted stock awards are initially designated in cash, then adjusted based on fiscal 2008 performance against adjusted operating income goals and converted to restricted Class A Common shares at the end of fiscal 2008, with restrictions on shares remaining in place through April 30, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation

(Registrant)

August 1, 2007	/s/ Nelea A. Absher

(Date)	Nelea A. Absher
Vice President and Assistant Corporate Secretary